UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2014

SYMMETRY MEDICAL INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-32374	35-1996126
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3724 N State Road 15, Warsaw, Indiana 46582

(Address of Principal executive offices, including Zip Code)

(574) 268-2252

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On May 21, 2014, Symmetry Medical Sheffield Ltd. and Symmetry Medical Switzerland S.A. (collectively, the "Sellers"), wholly owned subsidiaries of Symmetry Medical Inc. (“Symmetry”), entered into a Share Purchase Agreement (the "Agreement") with HLD Corporation Ltd. ("HLD"), pursuant to which the Sellers agreed to sell and HLD agreed to purchase all of the outstanding shares of Symmetry's UK-based subsidiary, Clamonta Ltd. (“Clamonta”), which services the Aerospace machining industry, for £0.8 million (approximately $1.35 million USD). The transaction was completed on May 21, 2014. One-half of the purchase price was paid at completion of the transaction. The remaining £0.4 million, subject to adjustment for any amounts agreed or judicially determined to be due to from Sellers to HLD by reason of a breach of the Sellers' representations and warranties in the Agreement, is to be paid on the first anniversary of the completion of the transaction. The Agreement includes certain representations, warranties and indemnities made by the Sellers in favor of HLD and by HLD in favor of the Sellers. The Sellers also agreed, for themselves and each entity under their control, that for a period of one year after completion of the transaction, they will not manufacture specified parts made by Clamonta, solicit any employees to leave Clamonta or interfere with Clamonta's relationships with its customers or suppliers. The Sellers also agreed not to disclose or use any of Clamonta's confidential information following completion of the transaction.

Item 2.01.  Completion of Acquisition or Disposition of Assets

The information set forth in response to Item 1.01 of this Report is incorporated herein by reference in response to this Item.

Item 7.01 Regulation FD Disclosure

On May 22, 2014, Symmetry announced via a press release entitled “Symmetry Medical Divests UK Based Clamonta Ltd. Subsidiary” that it had divested its UK based, Clamonta Ltd. subsidiary, to the HLD Corporation Ltd. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference in response to this Item.

Item 9.01.  Financial Statements and Exhibits

(b) (d)

Pro Forma Financial Information

The following unaudited pro forma financial statements of Symmetry giving effect to the foregoing transaction are furnished as Exhibit 99.2 to this Report:

(i) Unaudited pro forma Statement of Operations for the three months ended March 29, 2014

(ii) Unaudited pro forma Statements of Operations for the fiscal years ended December 28, 2013, December 29, 2012 and December 31, 2011

(iii) Unaudited pro forma Balance Sheet as of March 29, 2014

Exhibits

2.1	Share Purchase Agreement entered into by and between Symmetry Medical Sheffield, Ltd., Symmetry Medical Switzerland, S.A. and the HLD Corporation Limited, dated May 21, 2014.

99.1	“Symmetry Medical Divests UK Based Clamonta Ltd. Subsidiary,” Press Release issued by Symmetry Medical, Inc. dated May 22, 2014.

99.2	Unaudited pro forma consolidated financial statements of Symmetry Medical Inc. as of and for the three months ended March 29, 2014 and for the years ended December 28, 2013, December 29, 2012 and December 31, 2011 and the notes related thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Symmetry Medical Inc.

/s/ Fred L. Hite
Date: May 28, 2014	Name: Fred L. Hite
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	The Share Purchase Agreement entered into by and between Symmetry Medical Sheffield, Ltd., Symmetry Medical Switzerland, S.A. and The HLD Corporation Limited, dated May 21, 2014.

99.1	“Symmetry Medical Divests UK Based Clamonta Ltd. Subsidiary,” Press Release issued by Symmetry Medical, Inc. dated May 22, 2014.

99.2	Unaudited pro forma consolidated financial statements of Symmetry Medical Inc. as of and for the three months ended March 29, 2014 and for the years ended December 28, 2013, December 29, 2012 and December 31, 2011 and the notes related thereto.